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                                                                     EXHIBIT 8.1

                      [Morrison & Foerster LLP Letterhead]

                                December 8, 2000

Novellus Systems, Inc.
4000 North First Street
San Jose, California 95134

Ladies and Gentlemen:

     We have acted as counsel to Novellus Systems, Inc. ("Novellus"), a California corporation, in connection with the proposed merger (the "Merger") of Neptune Acquisition-Sub, Inc. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of Novellus, with and into GaSonics International Corporation, a Delaware corporation ("GaSonics"), pursuant to an Agreement and Plan of Reorganization made as of October 25, 2000 (the "Agreement") by and among Novellus, Merger Sub and GaSonics. The Merger is described in the Registration Statement of Novellus on Form S-4, as amended (the "Registration Statement") filed on December 8, 2000 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement includes the proxy statement and prospectus of GaSonics (the "Proxy Statement-Prospectus"). Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Registration Statement.

     In that connection, you have requested our opinion regarding certain U.S. federal income tax consequences of the Merger. In providing our opinion, we have reviewed the Agreement, the Registration Statement and such other materials as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the Agreement, without waiver or modification of the material terms and conditions thereof, and
(ii) the truth and accuracy, on the date of the Agreement and on the date hereof, of the representations and warranties made by Novellus, Merger Sub and GaSonics in the Agreement, (iii) the truth and accuracy of the officer's certificates (the "Officer's Certificates") of even date herewith, provided to us by Novellus and GaSonics for use in preparing our opinion and (iv) that any representation in an Officer's Certificate made "to the knowledge" or similarly qualified is correct without such qualification.

     Based upon and subject to the foregoing, it is our opinion that the discussion contained in the Registration Statement under the caption "THE MERGER-

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Novellus Systems, Inc.
December 8, 2000
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Material United States Federal Income Tax Consequences of the Merger," subject to the limitations and qualifications described therein, sets forth the material federal income tax consequences generally applicable to the stockholders of GaSonics, Novellus, GaSonics and Merger Sub as a result of the Merger. Because this opinion is being delivered prior to the effective time of the Merger, it must be considered prospective and dependent upon future events. There can be no assurance that changes in the law will not take place which could affect the Federal income tax consequences of the Merger or that contrary positions may not be asserted by the Internal Revenue Service.

     This opinion is being furnished to Novellus in connection with the Registration Statement. You may rely upon and refer to the foregoing opinion in the Proxy Statement-Prospectus. Any variation or difference in any fact from those set forth or assumed either herein or in the Proxy Statement-Prospectus may affect the conclusions stated herein.

     We hereby consent to the use of our name under the caption "THE MERGER-Material United States Federal Income Tax Consequences of the Merger" in the Proxy Statement-Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,


                                        /s/ Morrison & Foerster LLP